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                                                                        4(f)(29)

                               AMENDMENT NO. 2 TO
                     AMENDED AND RESTATED SECURITY AGREEMENT


                  AMENDMENT NO. 2 TO AMENDED AND RESTATED SECURITY AGREEMENT (this "Amendment"), dated as of November 2, 2001, among KITTY HAWK FUNDING CORPORATION, a Delaware corporation, as a secured party (together with its successors and assigns, the "Company"), CAC FUNDING CORP., a Nevada corporation, as debtor (together with its successors and assigns, the "Debtor"), CREDIT ACCEPTANCE CORPORATION, a Michigan corporation, individually and as servicer (together with its successors and assigns, the "Servicer"), and BANK OF AMERICA, N.A., a national banking association ("Bank of America"), individually and as collateral agent (together with its successors and assigns in such capacity, the "Collateral Agent"), amending that certain Amended and Restated Security Agreement (as amended to the date hereof, the "Security Agreement"), dated as of July 20, 2001, among the Company, the Debtor, the Servicer and Bank of America, individually and as Collateral Agent.

                  WHEREAS, the Debtor desires a Subsequent Funding as of the date set forth above (the "November 2001 Funding");

                  WHEREAS, in order to secure the November 2001 Funding the Debtor desires to utilize as collateral certain Loans and related property related to the Funding that occurred on March 12, 2001 in addition to new Loans and related property as set forth in Amendment No. 6 to the Contribution Agreement dated as of even date herewith; and

                  WHEREAS, on the terms and conditions set forth herein, the parties to the Security Agreement wish to amend the Security Agreement and set forth certain other agreements as provided herein.

                  NOW, THEREFORE, the parties hereby agree as follows:

                  SECTION 1. Defined Terms. As used in this Amendment capitalized terms have the same meanings assigned thereto in the Security Agreement.

                  SECTION 2.  Amendments.

         (a) Section 1.1 of the Security Agreement is hereby amended by amending the definition of "Blended Advance Rate" as follows (solely for



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convenience, changed text is italicized):

                  ""Blended Advance Rate" shall mean, as applicable, either (i) the percentage designated by the Company, in its sole discretion, on the day of the most recent Funding as the Blended Advance Rate applicable to the Loans which are the subject of such Funding, or (ii) the percentage designated by the Company, in its sole discretion (using methodology similar to that utilized in determining Blended Advance Rates in connection with Fundings that occurred prior to the date of this Amended and Restated Agreement and which may take into account the fees and expenses of any Back-up Servicer), on the day funds are released to the Debtor pursuant to the Release Provisions as the Blended Advance Rate applicable to the Loans which are the subject of such release. As of the Closing Date, the Blended Advance Rate will be 72.77%."

         (b) Section 1.1 of the Security Agreement is hereby amended by adding the following definitions (in appropriate alphabetical order):

                  ""Back-up Servicer" shall have the meaning specified in
                  Section 4.8."

                           ""Back-up Servicing Agreement" shall have the meaning
                  specified in Section 4.8."

                  ""November 2001 Funding" means the Funding that occurred on November 2, 2001."

         (c) Section 3.2(c)(ii) of the Security Agreement is hereby amended as follows (solely for convenience, changed text is italicized):

                  "(ii) all information with respect to the Dealer Agreements and the Loans and the Contracts and the other Collateral provided to the Collateral Agent by the Debtor or the Servicer was true and correct in all material respects as of the date such information was provided to the Collateral Agent and the methodology and assumptions applied by the Debtor and the Servicer in respect of forecasting collections on the Contracts has been consistently applied since December 1, 1999;

         (d) Section 5.1(a)(vi) of the Security Agreement is hereby amended as follows (solely for convenience, changed text is italicized):



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                  "(vi) (A) (x) with respect to Income Collections that relate to the July 2001 Funding as of each Remittance Date up to and including the January 2002 Remittance Date and (y) with respect to Income Collections that relate to the November 2001 Funding as of each Remittance Date up to and including (I) the March 2002 Remittance Date if a Back-up Servicer has been designated and entered into a Back-up Servicing Agreement on or prior to January 31, 2002 pursuant to Section 4.8 or (II) the January 2002 Remittance Date if a Back-up Servicer has not been designated or has not entered into a Back-up Servicing Agreement on or prior to January 31, 2002 pursuant to Section 4.8, to the Debtor provided that (a) a Termination Date shall not have occurred and a Potential Termination Event or a Termination Event shall not have occurred or be continuing,
                  (b) after giving effect to such release to the Debtor, the Net Investment related to any Funding will not be greater than the product of (x) the applicable Aggregate Outstanding Eligible Loan Balance minus the applicable Excluded Loan Balance and
                  (y) the applicable Blended Advance Rate, (c) additional Loans which are satisfactory to the Agent are being conveyed to the Debtor on such Remittance Date as described in Section 5.5 hereof, and, (d) the Required Reserve Account Balance is deposited in the Reserve Account or the Debtor shall have given irrevocable instructions to the Collateral Agent to withhold from the proceeds of such release and to deposit in the Reserve Account, an amount equal to the amount necessary to cause the amount on deposit in the Reserve Account as of such Remittance Date (after giving effect to any deposits or withdrawals to occur on such date) to at least equal the Required Reserve Account Balance after giving effect to such release of funds; otherwise (B) to the Noteholder to reduce the Net Investment, until the Net Investment has been reduced to zero (it being understood that to the extent the conditions provided for in part (A) above are not satisfied such that all amounts that could have been released under this clause (vi) are eligible for release to the Debtor, then only those funds eligible for release shall be paid to the Debtor and the remainder shall be paid to the Noteholder);"

         (e) Section 5.1(b)(ii) of the Security Agreement is hereby amended as follows (solely for convenience, changed text is italicized):

                  "(ii) to the Noteholder to reduce the related Net Investment to an




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                  amount equal to the product of (x) the applicable Blended
                  Advance Rate (with respect to the July 2001 Funding or the November 2001 Funding, the respective weighted average Blended Advance Rate for such Funding and all releases related thereto) and (y) (a) the applicable Aggregate Outstanding Eligible Loan Balance determined as of the last day of the related Collection Period minus (b) the applicable Excluded Loan Balance;"

         (f) Section 5.1(b)(iv) of the Security Agreement is hereby amended as follows (solely for convenience, changed text is italicized):

                  "(iv)(A) (x) with respect to Principal Collections that relate to the July 2001 Funding as of each Remittance Date up to and including the January 2002 Remittance Date and (y) with respect to Principal Collections that relate to the November 2001 Funding as of each Remittance Date up to and including
                  (I) the March 2002 Remittance Date if a Back-up Servicer has been designated and entered into a Back-up Servicing Agreement on or prior to January 31, 2002 pursuant to Section 4.8 or
                  (II) the January 2002 Remittance Date if a Back-up Servicer has not been designated or has not entered into a Back-up Servicing Agreement on or prior to January 31, 2002 pursuant to Section 4.8, to the Debtor, provided that (a) a Termination Date shall not have occurred and a Potential Termination Event or a Termination Event shall not have occurred or be continuing, (b) additional Loans which are satisfactory to the Agent are being conveyed to the Debtor on such Remittance Date as described in Section 5.5 hereof, and (c) the Required Reserve Account Balance is deposited in the Reserve Account or the Debtor shall have given irrevocable instructions to the Collateral Agent to withhold from the proceeds of such release and to deposit in the Reserve Account, an amount equal to the amount necessary to cause the amount on deposit in the Reserve Account as of such Remittance Date (after giving effect to any deposits or withdrawals to occur on such date) to at least equal the Required Reserve Account Balance after giving effect to such release of funds; otherwise (B) to the Noteholder to reduce the related Net Investment, until the related Net Investment has been reduced to zero, then to any other Net Investment(s) until reduced to zero (it being understood that to the extent the conditions provided for in part (A) above are not satisfied such that all amounts that could have been released under this clause (iv) are eligible for release to the




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                  Debtor, then only those funds eligible for release shall be paid to the Debtor and the remainder shall be paid to the Noteholder);"

         (g) Article 4 of the Security Agreement is hereby amended by adding the following Section 4.8:

                  "SECTION 4.8 Back-Up Servicer. On or before January 31, 2002, the Servicer shall designate a back-up servicer acceptable to the Collateral Agent in its sole discretion (the "Back-up Servicer"), which such back-up servicer shall have entered into a back-up servicing agreement on or before January 31, 2002 that is satisfactory in form and substance (including, but not limited to, the scope of the back-up servicer's duties and responsibilities specified therein) to the Collateral Agent in its sole discretion (a "Back-up Servicing Agreement")."

                  SECTION 3. Exhibit G. Exhibit G, the Form of Monthly Servicer's Certificate appended to the Security Agreement is hereby deleted and replaced with the attached revised Form of Monthly Servicer's Certificate.

                  SECTION 4. Blended Advance Rate. The Company has determined a Blended Advance Rate for the November 2001 Funding that has been based in part on assumptions with respect to collections received on the Loans related to such Funding (the "November Blended Advance Rate"). The Debtor and/or the Servicer shall provide, on or prior to November 12, 2001, confirmation as to the correctness of such assumptions to the Company and if upon receipt thereof the Company determines that the November Blended Advance Rate was higher than it would otherwise have been had such information been available to the Company prior to the November 2001 Funding, the Company shall have the right to apply a revised November Blended Advance Rate retroactive to November 2, 2001, at which point the Debtor shall, on or prior to November 16, 2001, either (i) pay to the Company such amount as is necessary to reduce the Net Investment related to the November 2001 Funding (the "November Net Investment") such that the November Net Investment will not be greater than the product of (x) the applicable Aggregate Outstanding Eligible Loan Balance minus the applicable Excluded Loan Balance and
(y) the revised November Blended Advance Rate, or (ii) provide additional Loans and related Contracts as collateral for the November 2001 Funding such that the November Net Investment will not be greater than the product of (x) the applicable Aggregate Outstanding Eligible Loan Balance (including the additional Loans and related Contracts added pursuant hereto) minus the applicable Excluded Loan





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Balance and (y) the revised November Blended Advance Rate. The failure by the
Debtor to take one of the actions provided for in clause (i) or (ii) above in the time required shall constitute a Termination Event under the Security Agreement.

                  SECTION 5. Application of March 2001 Funding Collection. Notwithstanding Section 5.1 of the Security Agreement, the Collateral Agent shall utilize and apply all funds in the Collection Account that relate to the Funding that occurred on March 12, 2001 (the "March 2001 Funding") on behalf of the Debtor towards payment of the amounts required to be paid to the Company in connection with the Release Agreement dated as of even date herewith among the Debtor, Servicer, Company, and the Collateral Agent .

                  SECTION 6. November 2001 Funding. The collateral for the November 2001 Funding will include certain Loans and related property related to the Funding that occurred on March 12, 2001 as identified on Exhibit A hereto in addition to new Loans and related property as set forth in Amendment No. 6 to the Contribution Agreement dated as of even date herewith (collectively, the "November Funding Collateral"), and all references to the Net Investment with respect to the November 2001 Funding shall refer to the Net Investment related to the November Funding Collateral.

                  SECTION 7. Representations and Warranties. The Debtor hereby makes to the Collateral Agent, the Company and the Bank Investors, on and as of the date hereof, all of the representations and warranties set forth in Sections
3.1 and 3.2 of the Security Agreement, except that to the extent that any of such representations and warranties expressly relate to an earlier date, such representations and warranties shall be true and correct as of such earlier date.

                  SECTION 8. Effectiveness. This Amendment shall become effective when it has been signed by the parties hereto.

                  SECTION 9. Costs and Expenses. The Debtor shall pay all of the Company's, the Bank Investors' and the Collateral Agent's cost and expenses (including out of pocket expenses and reasonable attorneys fees and disbursements) incurred by them in connection with the preparation, execution and delivery of this Amendment.

                  SECTION 10. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.



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                  SECTION 11. Severability; Counterparts. This Amendment may be
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 12. Captions. The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  SECTION 13. Ratification. Except as expressly affected by the provisions hereof, the Security Agreement as amended shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto. On and after the date hereof, each reference in the Security Agreement to "this Agreement", "hereunder", "herein" or words of like import shall mean and be a reference to the Security Agreement as amended by this Amendment.








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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Amendment No.2 to the Amended and Restated Security Agreement as of the date first written above.

















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                                   CAC FUNDING CORP., as Debtor


                                   By: /S/ Matthew F. Hilzinger
                                      -------------------------
                                   Name: Matthew F. Hilzinger
                                   Title:   Chief Financial Officer


                                       CREDIT
                                   ACCEPTANCE CORPORATION, Individually and as
                                   Servicer


                                   By: /S/ Matthew F. Hilzinger
                                      -------------------------
                                   Name: Matthew F. Hilzinger
                                   Title:   Chief Financial Officer


                                   KITTY HAWK FUNDING CORPORATION,
                                    as Company


                                   By: /S/ Andy Yan
                                   Name: Andy Yan
                                   Title: Vice President


                                   BANK OF AMERICA, N.A., individually,
                                   as Collateral Agent


                                   By: /S/ Christopher G. Young
                                      -------------------------
                                   Name: Christopher G. Young
                                   Title: Vice President